UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 13, 2009
CONSECO, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana 46032
(Address of Principal Executive Offices) (Zip Code)
(317) 817-6100
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
On October 13, 2009, Conseco, Inc. (the “Company”) entered into a Stock and Warrant Purchase Agreement (the “Stock and Warrant Purchase Agreement”) with Paulson & Co. Inc. on behalf of the several investment funds and accounts managed by it (“Paulson”) to issue and sell 16.4 million shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and warrants to purchase, upon exercise, an aggregate of 5.0 million shares of the Company’s common stock at an exercise price of $6.50 per share (subject to adjustment for certain events) (the “Warrants”, and together with the Shares, the “Securities” and such transaction, the “Private Placement”)). Paulson will pay an aggregate purchase price of $77.9 million for the Securities (the “Purchase Price”). The Company and Paulson have also agreed to enter into an Investor Rights Agreement (the “Investor Rights Agreement”) concurrently with, and as a condition to, the closing of the Private Placement. Upon the closing of the Private Placement, Paulson is expected to own approximately 9.9% of the outstanding shares of Common Stock, including shares of Common Stock Paulson has previously acquired in open market transactions.
The completion of the Private Placement is contingent upon satisfaction or waiver of certain conditions described below under “Stock and Warrant Purchase Agreement—Conditions to Closing,” including the consummation of a tender offer (the “Tender Offer”) to acquire any or all of the Company’s 3.50% Convertible Debentures due September 30, 2035 (the “Existing Convertible Debentures”), of which $293.0 million aggregate principal amount is outstanding as of the date hereof. The Company expects to finance its purchase of the Existing Convertible Debentures in the Tender Offer with the proceeds of the sale (the “Debentures Offering”) of up to $293.0 million aggregate principal amount of its new 7.0% Convertible Senior Debentures due 2016 (the “New Convertible Debentures”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), as further described in the press release announcing the Private Placement attached as Exhibit 99.1 hereto. The Stock and Warrant Purchase Agreement provides that the Private Placement will be completed on the business day that all of the closing conditions contained in the Stock and Warrant Purchase Agreement have been satisfied or waived. No assurance can be given that the Private Placement will close when expected, with the terms described herein, or at all.
The Private Placement and the issuance in the Debentures Offering of the New Convertible Debentures, which will be convertible into shares of Common Stock, will result in the Company’s issuing equity securities in excess of 20% of the currently outstanding equity securities of the Company, which would generally require stockholder approval under Section 312.03 of the New York Stock Exchange (the “NYSE”) Listed Company Manual (the “Manual”). The Company intends to conduct the transaction pursuant to Section 312.05 of the Manual, which provides an exception from the requirements of Section 312.03 of the Manual where the delay involved securing stockholder approval would seriously jeopardize the financial viability of the listed company (the “NYSE Exception”). In accordance with Section 312.05 of the Manual, the audit committee of the Company’s board of directors has expressly approved the Company’s reliance on the NYSE Exception, and the NYSE has approved the Company’s application to rely on the NYSE Exception, in connection with the Private Placement and the issuance of the New Convertible Debentures in the Debentures Offering. Pursuant to the NYSE Exception, the Company will mail a letter to its stockholders describing the Private Placement and the issuance of the New Convertible Debentures in the Debentures Offering no less than 10 days prior to the issuance of the Securities or the New Convertible Debentures.
In connection with its review and approval of the Private Placement and the issuance of the New Convertible Debentures, the Company’s board of directors considered the impact of the Private Placement and the issuance of the New Convertible Debentures on the Company’s net operating loss carryforwards (the “NOLs”), and determined, after consultation with its outside tax advisors, that the Private Placement and the issuance of the New Convertible Debentures will not limit the Company’s ability to use its NOLs to offset taxable income in 2009 and in future years, and the board deemed Paulson an “Exempted Entity,” and therefore not an “Acquiring Person,” under the Section 382 Rights Agreement, dated as of January 20, 2009, between the Company and American Stock Transfer & Trust Company (the “Section 382 Rights Agreement”), solely with respect to (i) shares of Common Stock and securities convertible into Common Stock and exchangeable or exercisable for Common Stock owned by Paulson on the date of the Stock and Warrant Purchase Agreement, (ii) the Shares, (iii) the Common Stock issuable upon exercise of the Warrants and (iv) the Common Stock issuable upon conversion of any New Convertible Debentures acquired by Paulson. Because the exemption from the provisions of the Company’s Section 382 Rights Agreement granted by the Company’s board of directors is limited in the foregoing manner, any subsequent acquisition of Common Stock by Paulson would be subject to the provisions of the 382 Rights Agreement, absent further consideration and approval by the Company’s board of directors.
Stock and Warrant Purchase Agreement
Representations and Warranties
The Company made various representations and warranties to Paulson in the Stock and Warrant Purchase Agreement with respect to the Company, its business, its compliance with laws and the issuance of the Securities. Among these, the Company has provided a representation and warranty that no material adverse effect on the Company and its Subsidiaries has occurred since December 31, 2008, subject to customary exceptions, including, but not limited to, changes in market conditions, changes in law and other matters applicable to entities in the Company’s line of business.
Paulson also made customary representations and warranties to the Company in the Stock and Warrant Purchase Agreement about itself, its compliance with securities laws, its current ownership of Common Stock and its ability to fund the Purchase Price for the Securities.
Covenants and Additional Agreements
The Stock and Warrant Purchase Agreement contains various covenants, including, among others, covenants relating to the conduct of the Company’s business prior to closing, and its agreement to forbear from taking certain actions without Paulson’s consent (which consent shall not be unreasonably withheld or delayed), including, among other things, paying dividends, issuing securities, recapitalizing, and incurring indebtedness for borrowed money. The Company has also agreed to use its reasonable best efforts to consummate the Debentures Offering, to consummate the Tender Offer, and to consummate a public offering of its Common Stock for gross proceeds of not less than $200.0 million within 120 days of the consummation of the Tender Offer, to the extent that such offering will not jeopardize or endanger the Company’s ability to use its existing NOLs.
Based in part upon representations of Paulson to the Company in the Stock and Warrant Purchase Agreement, the Company does not anticipate that any approvals of insurance regulatory authorities in the United States will be required to complete the Private Placement, and neither party has agreed to seek such approvals if ultimately required. However, the Company and its affiliates have agreed to cooperate with Paulson in connection with obtaining regulatory approvals should Paulson decide to seek any such approvals. Paulson has agreed not to knowingly take any action that is reasonably likely to result in such approvals being required prior to the closing of the Private Placement.
For as long as Paulson and its affiliates beneficially own or own of record 5% or more of the voting stock of the Company, the Company has agreed to obtain Paulson’s consent prior to entering into any transaction (other than the sale of the entire company) that would result in the loss of or limit the Company’s use of its NOLs, unless the Company’s board of directors determines in good faith that such a transaction is reasonably likely to provide a net benefit to the Company and its stockholders.
Indemnity
The Company has agreed in the Stock and Warrant Purchase Agreement to indemnify Paulson and its affiliates for inaccuracies in and breaches of representations and warranties, breaches of covenants and third party claims arising out the issuance of, or Paulson’s status as an owner of, the Securities or deemed control of or ability to influence the Company. The Company’s indemnification obligation for breaches of representations and warranties, which generally survive for three years, and covenants, which survive according to their terms, are capped at the Purchase Price, and are subject to a $1.0 million aggregate threshold prior to which no indemnity is required, and a $100,000 de minimis threshold before any individual claim or series of related claims may be made for indemnification. The Company is not liable for consequential or punitive damages unless Paulson and its affiliates are liable to a third party for such damages.
Conditions to Closing
The obligations of the Company and Paulson to close the Private Placement are subject to fulfillment or waiver of various conditions, including that:
•	no governmental authority of competent jurisdiction shall have enacted or issued any regulation, injunction or other order (whether temporary, preliminary or permanent) that restrains, enjoins or otherwise prohibits the closing;

•	a purchase agreement between the Company and Morgan Stanley & Co. Incorporated with respect to the New Convertible Debentures offered in the Debentures Offering remains in effect;

•	the parties have received all required governmental approvals;

•	the consummation of the Debentures Offering has occurred or will concurrently occur, and the Company shall concurrently consummate the Tender Offer; and

•	the NYSE Exception remains in effect.
In addition, Paulson’s obligation to acquire the Securities is subject to the fulfillment, or waiver by Paulson, of the following conditions:
•	the Company’s representations and warranties are true and correct as of the date of closing and the Company has provided an officer’s certificate to that effect;

•	the Company has performed or complied in all material respects with all of its covenants and agreements;

•	Simpson Thacher & Bartlett LLP has provided a legal opinion with respect to the validity of the Securities and certain other matters;

•	the Company has provided a legal opinion with respect to its material agreements and certain other matters.

•	the Common Stock has not been delisted by the NYSE nor has trading of the Common Stock been suspended by the NYSE;

•	the Company’s repayment obligations under the Second Amended and Restated Credit Agreement, dated October 10, 2006 (as amended by Amendments No. 1 and 2, dated as of June 12, 2007 and March 30, 2009, respectively) have not been accelerated; there shall not have occurred and be continuing a “Default” or “Event of Default” under that credit agreement; and, pro forma for the transactions contemplated by the Stock and Warrant Purchase Agreement and the Debentures Offering, the Tender Offer and the proposed registered offering of Common Stock, as of September 30, 2009, the Company shall be in compliance with the credit agreement’s financial covenants; and

•	the Company has entered into the Investor Rights Agreement.
The Company’s obligation to issue and sell the Securities is subject to fulfillment, or waiver by the Company, of the following conditions:
•	Paulson’s representations and warranties are true and correct as of the date of closing and Paulson has provided an officer’s certificate to that effect;

•	Paulson has performed or complied in all material respects with all of its covenants and agreements; and

•	Paulson has entered into the Investor Rights Agreement.
Termination
The Stock and Warrant Purchase Agreement may be terminated by mutual consent, or by either party if:
•	the closing of Private Placement does not occur by October 15, 2010;

•	the Private Placement is prohibited by law;

•	the other party has materially breached the agreement in a manner that cannot be cured, or is not cured within 30 days after notice of such breach; or

•	the NYSE Exception is withdrawn or rendered ineffective and is not replaced within 10 business days.
Expenses
The Company has agreed in the Stock and Warrant Purchase Agreement to reimburse Paulson for its reasonable costs and expenses incurred in the transactions contemplated by the Stock and Warrant Purchase Agreement, including reasonable legal fees and disbursements. The Company has also agreed to pay Paulson’s costs of making certain regulatory filings in the future upon the exercise or conversion of the Company’s securities, subject to certain limitations.
The foregoing description of the Stock and Warrant Purchase Agreement in this report is a summary only and is qualified in its entirety by the terms of the Stock and Warrant Purchase Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.
Investor Rights Agreement
As a condition to, and concurrently with, the closing of the Private Placement, the Company and Paulson will enter into an Investor Rights Agreement establishing certain rights and obligations of Paulson, its affiliates and certain permitted assignees (collectively, “Rights Holders”).
Restrictions on Transfer.
In addition to restrictions on transfers in violation of securities laws, the parties will agree that the Securities and Common Stock issuable upon exercise of the Warrants and upon conversion of New Convertible Debentures held by the Rights Holders, if any (together, the “Restricted Securities”) may not be transferred during a lock-up period ending on the earlier of the 90th day after the closing of the Company’s anticipated public offering of Common Stock and the date that is 6 months after the closing of the Private Placement, subject to certain exceptions. Without the consent of the Company’s board of directors, holders of the Restricted Securities will also be prohibited from transferring the Restricted Securities to any person or group if such transfer would cause such person or group to become a “5-percent shareholder” of the Company within the meaning of Treasury Regulation Section 1.382-2T(g), subject to certain limited exceptions.
Registration Rights.
The Company has agreed to file and maintain, at the Company’s expense, a shelf registration statement covering the resale of (i) the Securities, (ii) the Common Stock issuable upon exercise of the Warrants, (iii) to the extent held by Paulson and its permitted assignees, if any, the New Convertible Debentures, (iv) to the extent held by Paulson and its permitted assignees, if any, the Common Stock issuable upon conversion of the New Convertible Debentures and (v) other shares of Common Stock acquired by Paulson and its affiliates and not otherwise subject to registration rights (collectively, the “Registrable Securities”) and will have the ability to suspend distribution of the Registrable Securities in certain circumstances. In the event the Company fails to comply with certain registration obligations under the Investor Rights Agreement, the Company will be obligated to make payments of liquidated damages to the holders of the Registrable Securities, up to a maximum amount of $8 million per year. In addition, Rights Holders will have the ability to demand up to three total underwritten offerings, and to participate as incidental (“piggy-back”) registrants in the Company’s public offerings following the lock-up period.
The registration rights will terminate upon the earliest to occur of:
•	the date when no Registrable Securities remain outstanding;

•	June 30, 2017; and

•	solely with respect to any individual holder of any Registrable Securities, when such person no longer holds any Registrable Securities or when the holder can trade its Registrable Securities without substantial limitations under exemptions from the registration requirements of the Securities Act of 1933, as amended.
Preemptive Rights
Subject to limited exceptions, until Paulson sells any of its Shares, Paulson and its affiliates will be afforded the right to participate, pro rata and on the same terms and conditions offered to others, in any offering of Company securities to the extent required to maintain their ownership interest in the Company. The shares of Common Stock issuable upon exercise of the Warrants, any shares of Common Stock otherwise acquired by Paulson in the future and, to the extent held by Paulson and its permitted assignees, if any, the shares of Common Stock issuable upon conversion of the New Convertible Debentures are excluded from such preemptive rights.
Standstill
For one year following the closing of the Private Placement, Rights Holders will agree to refrain from acquiring beneficial ownership of the Company’s equity to the extent that such acquisition would result in their holding over 19.9% of the voting securities of the Company, except under limited circumstances.

Rights Holders will also agree to refrain from taking certain actions with respect to the Company’s ownership and management, including, among other things,
•	conducting or participating in transactions to acquire control, either by accumulation of shares, solicitation of proxies, or otherwise,

•	proposing matters for stockholder consideration,

•	seeking to nominate or remove any director of the Company or any or its affiliates,

•	granting proxies with respect to the vote of any of the equity securities of the Company,

•	forming, joining or participating in a “group” (as such term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended) with respect to any equity securities of the Company, or entering into a voting trust or voting agreement, and

•	taking any other action to seek to control the Company, its board or its management, including through public statements.
These forbearances terminate:
•	if the Company’s board of directors approves a tender offer for 50% or more of the outstanding equity securities of the Company (subject to reinstatement if withdrawn);

•	if it is publicly disclosed that equity securities representing 33-1/3% or more of the voting power of the Company’s stockholders have been acquired by an unaffiliated person or group;

•	if specified events of insolvency or bankruptcy occur;

•	if a change of control or similar transaction is announced;

•	solely with respect to Paulson and its affiliates, if their aggregate beneficial ownership of voting securities of the Company (on a fully diluted basis) has not exceeded 9.9% of the outstanding voting securities of the Company for 120 consecutive days; or

•	on the first anniversary of the first date upon which the Warrants may be exercised.
Voting
At any meeting of the Company’s stockholders or in connection with any written consent of the Company’s stockholders, unless otherwise consented by the Company’s board of directors, Rights Holders will agree, and will cause their affiliates to agree, not to vote shares collectively exceeding 19.9% of the voting power of the Company. In some circumstances, Paulson has agreed to give effect to this limitation by voting shares in excess of 19.9% of the voting power of the Company in the same proportion as all other votes cast on the matter or consented to in writing by the Company’s stockholders.

These voting limitations will terminate with respect to any individual Rights Holder if:
•	the Company’s board of directors approves a tender offer for 50% or more of the outstanding equity securities of the Company (subject to reinstatement if withdrawn);

•	it is publicly disclosed that securities representing 33-1/3% or more of the voting power of the Company’s stockholders have been acquired by an unaffiliated person or group;

•	specified events of insolvency or bankruptcy occur;

•	a change of control or similar transaction is announced; or

•	solely with respect to Paulson and its Affiliates, their aggregate beneficial ownership of Equity Securities has not exceeded, on an as-converted basis, 9.9% of the outstanding voting securities of the Company for 120 consecutive days.
The foregoing description of the Investor Rights Agreement in this report is a summary only and is qualified in its entirety by the terms of the Form of the Investor Rights Agreement, which is attached hereto as Exhibit 10.2, and incorporated herein by reference.
Description of the Warrants
The terms and conditions of the Warrants will be contained in the certificate evidencing the Warrants expected to be executed and delivered at the closing of the Private Placement.
Prior to June 30, 2013, the Warrants will not be exercisable, except upon the occurrence of certain extraordinary events and change of control transactions with respect to the Company. Commencing on June 30, 2013, the Warrants will be exercisable, in whole or in part, at any time and from time to time, except in circumstances where any limitation on exercise is in effect with respect to a Warrantholder’s Warrants. The Warrants will be exercisable at an initial exercise price per share of Common Stock of $7.00 (subject to customary anti-dilution adjustments). The Warrants will expire on December 30, 2016. The exercise price can be paid, at the option of the exercising holder, (i) in cash in an amount equal to the aggregate exercise price of the exercised Warrants, or (ii) by having the Company withhold a number of shares of Common Stock issuable upon exercise that have a market value (based on the closing sale price on the trading day immediately preceding the exercise date) equal to the aggregate exercise price of the exercised Warrants.
The initial exercise price of the Warrants will be subject to customary adjustments upon the occurrence of certain events. The Warrants and the shares of Common Stock issuable upon exercise of the Warrants will generally be subject to the restrictions on transfer set forth in the Investor Rights Agreement.
The foregoing description of the Warrants in this report is a summary only and is qualified in its entirety by the terms of the form of Warrant, which is attached hereto as Exhibit 10.3, and incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated into this Item 3.02. The Company will issue the Shares, the Warrants, and any shares of Common Stock issued upon exercise of the Warrants in connection with a cash payment of the exercise price in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act, and the rules and regulations promulgated thereunder, including Regulation D. The Company relied on this exemption from registration based in part on representations made by Paulson in the Stock and Warrant Purchase Agreement. The Company will issue any shares of Common Stock issued upon exercise of the Warrants in connection with a cashless exercise in reliance upon the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.
Item 7.01. Regulation FD Disclosure.
     On October 13, 2009, the Company issued a press release announcing the Private Placement and certain other transactions. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The information set forth under “Item 7.01 Regulation FD Disclosure” and Exhibit 99.1 hereto is intended to be furnished pursuant to Item 7.01. Such information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by the Company as to the materiality of such information.
CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS
     Information set forth in this Current Report on Form 8-K (including the exhibits and attachments hereto) contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Report Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements except as may be required by law.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Stock and Warrant Purchase Agreement, dated October 13, 2009, between Conseco, Inc. and Paulson & Co. Inc. on behalf of the several investment funds and accounts managed by it.

10.2	Form of Investor Rights Agreement between Conseco, Inc. and Paulson & Co. Inc. on behalf of the several investment funds and accounts managed by it.

10.3	Form of Warrant.

99.1	Press Release, dated October 13, 2009.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSECO, INC.

DATED: October 13, 2009	By:	/s/ John R. Kline

	Name:	John R. Kline
	Title:	Senior Vice President and Chief
Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Stock and Warrant Purchase Agreement, dated October 13, 2009, between Conseco, Inc. and Paulson & Co. Inc. on behalf of the several investment funds and accounts managed by it.

10.2	Form of Investor Rights Agreement between Conseco, Inc. and Paulson & Co. Inc. on behalf of the several investment funds and accounts managed by it.

10.3	Form of Warrant.

99.1	Press Release, dated October 13, 2009.